LEASE
                                   -----


WHEREAS, OUTAGAMIE COUNTY, a Wisconsin Municipal corporation and KIMBERLY-CLARK CORPORATION, a Delaware corporation, have heretofore entered into a "Lease With Option To Renew" dated January 25, 1968, together with certain subsequent additions, which instrument is hereby assigned (to which assignment Outagamie County hereby consents) by Kimberly-Clark Corporation to its wholly-owned subsidiary, K-C AVIATION INC., a Delaware corporation; and

WHEREAS, the said parties now desire to modify, amend and reconstruct the said Lease with such amendments and modifications that it becomes desirable to enter into a totally new agreement;

NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

1. PARTIES. Outagamie County shall be hereafter referred to as LESSOR and K-C Aviation Inc. will be hereafter referred to as LESSEE.

2. PREMISES. The LESSOR does hereby and by these presents does lease, let and demise unto the LESSEE and the LESSEE does hereby take and rent from the LESSOR the land situated in the State of Wisconsin, County of Outagamie, Town of Greenville, described on Exhibit "A", which is attached to and made a part of this Lease.

     [Illegible] being a part of the Outagamie County Airport, and hereafter referred to as the "Premises", upon the terms and conditions hereinafter set forth. LESSEE shall have the exclusive use of and the right at any time to enclose by fencing, the apron and supporting facilities, a "fuel farm" consisting of buried or surface tanks for not less than 20,000 gallons of aviation fuels, 50 gallons of oil and lubricants, and 10,000 gallons of heating fuels together with power lines, pumping, venting and other necessary or desirable facilities as LESSEE may reasonably require, and access roads for heavy transport between the LESSEE Improvements (as hereinafter defined) and fuel farm areas and public access roads.

3. TERM. The initial term of this Lease shall commence upon the cancellation of the heretofore referred to "Lease With Option To Renew" dated January 25, 1968, which said cancellation shall occur at such time as the completion of transfer of ownership of the present improvements on the Premises from the LESSOR to the LESSEE. This initial term shall end on the 31st day of March, 1984. LESSEE is granted an option to renew this Lease for nine (9) additional consecutive five (5) year terms upon written notice to LESSOR sent at least thirty (30) days prior to the expiration of the initial Lease term or any renewal term, on the same terms and conditions as herein stated, except as to the amount of rent.

4. Rents. LESSEE shall pay as rent under this Lease, for the initial term, in equal monthly installments due and payable on the first business day of each and every month, annual rental of $.05 per square foot for the total Premises heretofore described, being 254,720 square feet. If LESSEE shall exercise its option to renew this Lease for the first renewal period commencing April 1, 1984 and ending March 31, 1989, the annual rent to be paid by LESSEE, upon the same terms and conditions, shall be the sum of $.08 per square foot. The annual rental, per square foot, of subsequent renewal periods shall be determined at the commencement of each five year renewal period based on the amount of the rent for the preceding term, adjusted at the rate of one quarter (1/4) of the increase or decrease of the average of the consumer price index (hereafter referred to as "CPI") as published by the United States Department of Labor, Bureau of Labor Statistics for the calendar year preceding the date of renewal as compared to the index used for the calculation of any rent adjustment for the prior renewal term. As example and explanation, the rent for the second renewal term (that commencing April 1, 1989) would be computed by using the average CPI for calendar year 1983 as the base index compared with the average CPI for calendar year 1988, with one quarter (1/4) of the difference of the two average CPIs being used as the percentage to adjust the preceding annual rental amount ($.08 per square foot). The third renewal term shall use the average CPI for calendar year 1988 as the base index to be compared with the average CPI for calendar year 1993; the rent for the fourth and succeeding renewal terms calculated in the same fashion.

5. LESSOR'S CONSTRUCTION OBLIGATION AND LESSEE'S IMPROVEMENTS. In entering into this new Lease, it is the understanding of the parties hereto that the LESSEE will construct an addition (the plans for which have been reviewed and approved by LESSOR) to the presently existing Building improvements on the Premises (the existing Building and the addition shall be referred to herein as the "Lessee Improvements"), the said present existing improvements to be purchased by the LESSEE from the LESSOR for the sum of $300,000. The purchase of the existing Building improvements by LESSEE from LESSOR shall be closed within thirty (30) days of the date of this Lease and shall take place at the site specified by LESSOR in Outagamie County, Wisconsin, unless the parties agree otherwise. LESSOR, at such closing after receipt of payment from LESSEE, shall deliver a Bill of Sale or other similar documents satisfactory in form to LESSEE'S counsel, transferring the present Building improvements to LESSEE free and clear of all liens and encumbrances, except those created by LESSEE. Upon transfer of the present Building improvements and after construction of the addition contemplated by LESSEE, title to these LESSEE Improvements shall be in LESSEE until the expiration or termination of this Lease after which title shall be transferred to LESSOR pursuant to the Purchase Obligation provided for in paragraph 18 hereof. LESSOR agrees that it will promptly construct, at its expense, necessary ramp facilities, as an addition to the presently existing ramp, so as to give access to, and to make usable and serviceable, the addition to the present Building improvements, which said addition is to be constructed by the LESSEE.

6. INSURANCE AND TAXES. LESSEE shall pay all premiums for insurance on the LESSEE Improvements on the Premises, insuring the same as it determines. Taxes assessed against the LESSEE Improvements shall be LESSEE'S responsibility when the initial Lease term begins.

7. LIABILITY INSURANCE. The LESSEE shall pay the premiums for and keep in effect comprehensive general liability insurance with limits of at least $500,000/$1,000,000 for bodily injury, $500,000/$1,000,000 for property damage, and single limit of at least $20,000,000 for liability arising out of repair and servicing of aircraft, insuring LESSOR as well as LESSEE against claims or liability for damages on account of the deficiency or claimed deficiency of any of the LESSEE Improvements on the Premises during the terms hereof.

8. REPAIRS, MAINTENANCE, COMPLIANCE WITH SAFETY RULES, ETC. LESSEE agrees to be responsible for all repairs, maintenance, replacements and general upkeep, whether structural or non-structural and whether of exterior or interior portions, to the LESSEE Improvements, and whether or not the same are required for underground utilities and installations except that at the time of closing of the transfer of ownership of the present Building on the Premises from the LESSOR to the LESSEE, items of repair and maintenance which are the responsibility of the LESSOR under the original "Lease With Option To Renew" shall be completed at the expense of the LESSOR. Lessor will at all times keep all sidewalks, steps and exits (except those within the immediate vicinity of the LESSEE Improvements), aprons, taxiways, access roads and all other Outagamie Airport facilities in good, clean, safe, secure, sanitary condition and repair and will conform to all ordinances, laws, rules and regulations of any public agency having dominion or jurisdiction thereof respecting all matters including safety and sanitation, snow removal and street oiling (including but not limited to Federal Aviation Administration requirements), and will save the LESSEE free and harmless from any personal or other liability whether or not occasioned by the negligence of the LESSOR or any agent or any person contracting with said LESSOR for the maintenance and care of such areas, or out of any accident or occurrence causing injury or claimed injury of any person whomsoever or property whatsoever due directly or indirectly to the maintenance and repair of such areas, including the cost of defending such claim. Snow removal shall be accomplished so as to comply with or exceed air carrier requirements for aircraft departures and arrivals as the same may be in force from time to time. LESSOR shall also be responsible for, throughout the term of this Lease and any renewals thereof, lawn maintenance and similar items which are not connected with the maintenance of the LESSEE Improvements upon the Premises.

9. HEAT, LIGHTS AND WATER. LESSEE shall furnish and pay for all utilities including heat, lights, water and gas required or used by it upon said Premises.

10. USE OF PREMISES. LESSEE covenants and agrees that it will not use the Premises or the LESSEE Improvements thereon, during the term of this Lease for any purpose other than for aviation purposes or for any purpose which is lawful under the laws of the United States, the State of Wisconsin or the ordinances of Outagamie County or any laws, rules or regulations of any proper agency of any government having dominion thereover; otherwise, there shall be no limitation whatsoever on LESSEE'S use of the Premises or the LESSEE Improvements. In the event LESSEE shall, pursuant to 14 CFR 121.1 (a)(1), (2), and (3), commence any commercial aeronautical operations carrying passengers with established schedules on the Premises, LESSEE shall then pay all landing or user fees required of and collected from other such commercial operators and abide by all rules and regulations pertaining to commercial operators on the airport. LESSEE, its agents and employees will not discriminate against any person or class of persons by reason of race, color, creed, sex or national origin in providing any services or in the use of any of its facilities provided for the public in any manner prohibited by 49 CFR Parts 21 and 23 of the Federal Aviation Regulations.

11. ASSIGNMENT. LESSEE may assign or sublet this Lease to its parent corporation, Kimberly-Clark Corporation, or any of the subsidiaries of Kimberly-Clark Corporation now existing or hereafter incorporated, but otherwise shall not assign this Lease or any part thereof without prior written consent of the LESSOR, except to another person, form or corporation acquiring all or a substantial part of LESSEE'S assets used for aviation purposes. LESSOR shall not unreasonably withhold its consent.

12. FORFEITURE ON DEFAULT. If any default shall be made by the LESSEE in any payment of rent, or if LESSEE shall fail to keep and perform any other covenant, condition or agreement herein provided on the part of the said LESSEE to be performed and such default shall exist without being fully remedied for a period of 30 days after LESSOR has given LESSEE written notice thereof, then it shall be lawful without further notice, to declare the term of this Lease ended and LESSOR shall have the right to re-enter and reposess the Premises, either with or without process of law, and LESSEE does hereby waive, in such event, any demand for possession of the demised Premises, and LESSEE covenants and agrees to surrender the Premises to LESSOR or the agents or attorneys of LESSOR, immediately upon the termination of this Lease, at the election of LESSOR.

13. FORFEITURE ON INSOLVENCY. Should LESSEE become bankrupt or make an assignment for the benefit of creditors either voluntary or involuntary, or be placed in receivership either voluntary or involuntary, the term of this Lease, and all the provisions hereof shall terminate forthwith upon such event occurring, without notice.

14. QUIET ENJOYMENT. LESSOR covenants that LESSEE, its successors and assigns, on paying the rent in accordance with this Lease and performing the other covenants of this Lease to be performed by LESSEE, shall and may have, hold, occupy and enjoy peacefully and quietly the Premises for the term of this Lease and any renewal term without hindrance or molestation by anyone whomsoever. If LESSOR'S title shall prove to be defective in any respect, LESSEE may either cure the defect at LESSOR'S expense or forthwith cancel this Lease without liability, at its option.

15. SECURITY, SAFETY AND FACILITIES. It is the intention of both LESSOR and LESSEE that the Premises may be freely, effectively and safely used by LESSEE for its aircraft operations; to that end, LESSOR shall provide or cause to be provided adequate facilities therefor, including but not limited to the following:

     a. Adequate police and security protection at least equal to generally prevailing standards;

     b. Adequate fire protection with full water pressure for the present paint and lubrication rooms in the existing Building Improvements sufficient to obtain the lowest fire insurance rates available for such facilities, and a crash [Illegible]

     c.   Complete air navigation and control radio facilities.

16. REMEDIES AND RIGHTS CUMULATIVE. The specific rights and remedies of the parties under this Lease are cumulative, and not intended to be exclusive of or in derogation of any other rights or remedies available in the event of breach or threatened breach, all of which are hereby specifically preserved. The failure to require the strict performance of any covenant of this Lease or to exercise any option under this Lease, in any one or more instance, shall not be construed as a waiver or relinquishment for the future of the same or any other covenant or option.

17. CAPTIONS. The captions in this Lease are for the purposes of convenience and reference only and are not to be deemed or construed as a part of this Lease nor supplemental or amendatory hereto.

18. PURCHASE OBLIGATION. Commencing with the first renewal period of this Lease on April 1, 1984, if such renewal option shall have been exercised by the LESSEE, LESSOR shall purchase any and all LESSEE Improvements on the Premises at any time after the end of the initial term, including those present improvements whose ownership is being transferred from the LESSOR to the LESSEE pursuant to paragraph 5 hereof, upon the occurrence of any one or more of the following conditions:

     a. Upon either the unremedied default by LESSEE of any provision of this agreement and the retaking of the Premises by LESSOR, in the event LESSEE fails to renew this Lease for the second or subsequent renewal terms pursuant to LESSEE'S renewal rights contained in paragraph 3 of this agreement or at the expiration of this Lease at the end [Illegible] Upon any of these occurrences, the purchase price for the LESSEE Improvements shall be seventy-five percent (75%) of the market value thereof as determined by the appraisal procedure set forth hereafter.

     b. Upon termination of this Lease by LESSEE pursuant to paragraph 19 hereof, provided LESSEE is not in default of any material provision hereunder, if any one or more of the following events exists:

          1. The discontinuance by Outagamie County of the operation known as the Outagamie County Airport in such fashion that the LESSEE will be unable to continue its use of the Premises for the intended purpose;

          2. The assumption by the United States Government or any other governmental agency or instrumentality of the operation, control, or use of Outagamie Airport in such a manner as to preclude LESSEE from using such Airport in the conduct of its business;

          3. A default by LESSOR to meet and observe any of the material covenants herein contained if such default continues for a period of thirty (30) consecutive days or more after written notice to LESSOR by LESSEE, unless LESSOR has begun, and is continuing, in good faith to remedy in such interval and if such default precludes LESSEE from using such Airport in the conduct of its business. The purchase price for the LESSEE Improvements upon any one of these occurrences shall be the full market value thereof as determined by the appraisal procedures set forth hereafter.

In the event that the Purchase Obligation heretofore described shall be activated, the market value of LESSEE'S Improvements shall be established within thirty (30) days after the date requiring LESSEE to so purchase. Closing of the purchase shall occur within thirty (30) days of the establishment of the market value and shall take place at the site specified by LESSOR in Outagamie County, Wisconsin, unless the parties agree otherwise. LESSEE, at such closing after receipt of payment from LESSOR, shall deliver a Bill of Sale or other similar document satisfactory in form to LESSOR'S counsel, transferring the LESSEE Improvements to LESSOR free and clear of all liens and encumbrances arising out of LESSEE'S acts or omissions. The market value of the LESSEE Improvements shall be determined by an appraiser mutually agreed upon by the parties. If the parties cannot agree on a sole appraiser, each of the parties shall name one appraiser, such appraisers shall in turn select a third, and the selected appraisers shall act promptly to determine the market value. The decision, and agreement, of any two of the appraisers as to the market value shall be binding on the parties. Cost of the appraisal shall be shared equally by the parties.

19. LESSEE'S TERMINATION RIGHTS. Upon the occurrence of any of the following events, LESSEE may terminate this Lease in accordance with the following terms and conditions upon sixty (60) days prior written notice to LESSOR:

     a. The issuance by any court of competent jurisdiction of any order preventing or restricting the use of the Outagamie County Airport for the purposes intended by this Lease, if the same shall apparently be likely to remain in force and effect for a period of sixty (60) consecutive days or more; the rental required of LESSEE shall be abated for that period of time that such order is in effect preventing or restricting the use of Outagamie County Airport prior to LESSEE'S termination of the Lease;

     b. The assumption by the United States Government of any other governmental agency or instrumentality of the operation, control or use of Outagamie County Airport for national defense in such a manner as to preclude LESSEE from using such Airport in the conduct of its business for a period of ninety (90) consecutive days or more; the rental required of LESSEE shall be abated for that period commencing with the said assumption and prior to the effective date of LESSEE'S termination of the Lease;

     c. A default by LESSOR to meet and observe any of the material covenants herein contained, if such default continues for a period of thirty (30) consecutive days or more after written notice to LESSOR by LESSEE, unless LESSOR has begun, and is continuing, in good faith to remedy the default in such intervals; the rental required of LESSEE shall be abated during the entire period of such default; or

     d. In the event a substantial part of the LESSEE Improvements are destroyed by fire, rain, wind, or other cause beyond the control of LESSEE; the rent shall abate as of the date of such destruction.

20. FIXTURES. LESSEE shall have the right to remove from the Premises upon the termination of this Lease all machinery, equipment and fixtures including but not limited to shelving, counters, bins, and storage tanks (whether or not buried), whether or not attached to the LESSEE Improvements or the Premises, but LESSEE shall, following such removal, restore the Premises to their former condition, ordinary wear and tear and damage from fire or other casualty excepted.

21. RIGHT OF FIRST REFUSAL. If LESSOR receives a bona fide offer for the purchase of the Premises or any part thereof or a bona fide offer for the purchase of any tract of which the Premises are a part which LESSOR intends to accept, it will first give LESSEE a right of first refusal; that is, it will give LESSEE written notice of the terms of the offer and LESSEE will then have thirty days in which to notify LESSOR whether it elects to purchase on the same terms and conditions including price as set forth in the offer; if LESSEE notifies LESSOR within such 30 day period that it elects to purchase, the transaction will be closed as soon as feasible; if LESSEE has not notified LESSOR in writing that it elects to purchase within 30 days after having received notice from LESSOR, then LESSEE shall be deemed to have waived its right to purchase and LESSOR shall be free to sell the Premises or the part thereof or the tract of which the Premises are a part, as specified in the notice upon terms and conditions not more favorable to the purchaser than those set forth in the notice, provided the transaction is closed within 6 months after the notice was given; if sale to the proposed purchaser has not been completed within such 6 month period, then LESSOR, before selling to that proposed purchaser or another party, must again give LESSEE notice and a right of first refusal as if the first notice had not been given.

22. ADDITIONS, REMOVALS AND ALTERATIONS BY LESSEE. LESSEE shall have the right, while not in default under this Lease, from time to time, in such manner and to such extent as LESSEE may deem desirable, to construct further improvements on the Premises, subject to the approval by LESSOR of the plans for construction, which approval shall not be unreasonably withheld. All additions to the Premises shall belong to LESSEE and shall be considered an addition to and a part of the LESSEE Improvements after construction.

23. EXPANSION AREA. The area within 200 feet to the west (except that area currently in the roadway right-of-way approximately 175 feet from the west boundary line) and 400 feet to the east of the western and eastern boundaries, respectively, of the Premises and having the same north-south depth as the said western and eastern boundaries (hereinafter called the "expansion area") shall be reserved for expansion of LESSEE'S operations; LESSOR hereby grants to LESSEE an option, to be exercised at any time while any part of the expansion area remains unimproved by LESSOR, by giving 30 days' written notice to LESSOR, to add to the area included within this Lease any or all of such unimproved expansion area at the same rental as is then being paid for the Premises for a term which shall be the same as the unexpired term of this Lease with the same renewal option provisions and subject to the same rental adjustments. LESSOR will not construct any building or otherwise improve the expansion area without LESSEE'S prior written consent. If LESSOR shall request such consent and LESSEE shall deny the same, without itself exercising the aforesaid option to expand, then, in that event, LESSEE shall pay to LESSOR one quarter (1/4) of the then applicable rental per square foot for the Premises for the duration of the Lease and its renewal periods or until the LESSEE shall either exercise its option to utilize the said expansion area or consent to LESSOR'S proposed use of the expansion area.

24. FUEL FLOWAGE CHARGES. LESSEE shall pay to LESSOR a use charge of three cents ($.03) a gallon for all types of aviation fuel, aviation gasoline, jet fuel, now used or which may be used in the future, sold by LESSEE at said airport to purchasers other than to either commercial airlines for the operation of regularly scheduled flights to and from said airport, to any government for military aircraft or to LESSEE'S parent or affiliated corporations. It is expressly understood by and between the LESSOR and LESSEE that said gallonage charge shall be subject to reexamination and reasonable adjustment to a higher or to a lower figure at the end of the initial term and each five (5) year renewal period of this Lease, but no change shall be made without the mutual written consent of LESSOR and LESSEE. LESSOR shall have the right to audit such of LESSEE'S books as pertain to the sale of such fuels for the appropriate period, such audit to verify the accuracy of LESSEE'S payments and will be made by an auditor acceptable to both LESSOR and LESSEE, at a cost to be shared equally by LESSOR and LESSEE, with copies of the audit report to be furnished promptly to LESSOR and LESSEE upon completion. Audit of Fuel Flowage Charges shall be determined in accordance with the Minimum Standard as adopted by the Outagamie County Board of Supervisors.

25. CONTINUITY. This Lease and the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of LESSOR and, where permitted in harmony with the provisions hereof, to the benefit of the assignees and subtenants of LESSEE.

26. NOTICES. The mailing addresses for mailing of notices required under the terms of this Lease are as follows:

                  LESSOR:           Outgamie County
                                    410 S. Walnut Street
                                    Appleton, Wisconsin  54911

                  LESSEE:           K-C Aviation Inc.
                                    c/o Kimberly-Clark Corporation
                                    North Lake Street
                                    Neenah, Wisconsin  54956

     Notices sent by certified mail to the aforementioned addresses shall be deemed to have been given properly under this Lease.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 9th day of October, 1980.


By:   /s/    [Illegible]                OUTGAMIE COUNTY
    -----------------------------

Title  Board Chairperson                By:    /s/    [Illegible]
      ---------------------------             -----------------------------

By:   /s/    [Illegible]                Title  County Executive
    -----------------------------             -----------------------------

Title  County Clerk
      ---------------------------

Approved as to form by:                 K-C AVIATION INC.

  /s/ Richard L. Hamilton               By:   /s/    [Illegible]
---------------------------------             -----------------------------
 Richard L. Hamilton, Corporation       Title  President
   Counsel                                    -----------------------------

Kimberly-Clark Corporation, as a party to that agreement entitled "Lease With Option To Renew" dated January 25, 1968, together with certain subsequent additions to it, hereby assigns that agreement to its wholly-owned subsidiary, K-C Aviation, Inc., on this 1st day of October, 1980.

                                    KIMBERLY-CLARK CORPORATION

                                    By   /s/    [Illegible]
                                        -----------------------------------

                               ADDENDUM NO. 1
                       TO LEASE DATED 9 OCTOBER, 1980
                       ------------------------------


WHEREAS, Outagamie County, a Wisconsin municipal corporation, and K-C Aviation Inc., a Delaware corporation, have heretofore entered into a certain Lease Agreement dated and executed the 9th day of October, 1980 and

WHEREAS, said Lease, in Exhibit "A", describes the premises which are the subject of the Lease, the same being 254,720 sq. Ft., and

WHEREAS, K-C Aviation Inc. is desirous of increasing the leased area.

NOW, THEREFORE, IT IS AGREED, as an Addendum to that Lease, that the description attached hereto, marked Exhibit "B", shall be the revised and correct description of all property which is the subject of the original Lease, being in all 273,090 sq. ft. for which rental shall be paid commencing the 16th day of October, 1980.

Dated at Appleton, Wisconsin this 24th day of December, 1980.

                              OUTAGAMIE COUNTY

                              By:     /s/ John B. Schreiter
                                    -----------------------------------
                                    John B. Schreiter, County Executive


                              By:     /s/ Herman V. Ripp
                                    -----------------------------------
                                    Herman V. Ripp, Board Chairperson


                              By:     /s/ James D. Hensel
                                    -----------------------------------
                                    James D. Hensel, County Clerk


                              K-C AVIATION INC.

                              By:     /s/ Timothy E. Hoeksema
                                    -----------------------------------
                                    Timothy E. Hoeksema, President


Approved as to form by:

/s/ Richard L. Hamilton
------------------------
Richard L. Hamilton
Corporation Counsel
Outagamie County

                         ADDENDUM NUMBER TWO TO LEASE
                             DATED 8 OCTOBER 1980
                        KIMBERLY CLARK AVIATION, INC.


     WHEREAS, Outagamie County, a Wisconsin municipal corporation, and K-C Aviation, Inc., a Delaware corporation, have heretofore entered into a certain lease agreement dated and executed the 8th day of October, 1980, together with subsequent addendum dated the 24th day of December 1980; and

     WHEREAS, paragraph two of the said lease provides lessee with "the exclusive use of and the right at any time to enclose by fencing, the apron and supporting facilities, . . . .;" and

     WHEREAS, the parties have agreed to deletion of the provisions for exclusive use and the right to enclose by fencing.

     NOW, THEREFORE, IT IS AGREED by and between the parties hereto:

     1. That the promises and covenants contained herein are good and sufficient consideration for the amendment of the said lease.

     2. That the lease agreement dated October 8, 1980, be and the same hereby is amended by striking from paragraph two thereof the word exclusive in the second paragraph of paragraph two and the words "and the right at any time to enclose by fending" such that the second paragraph of paragraph two shall now read "lessee shall have the use of the apron and supporting facilities, a "fuel farm" consisting of buried or service tanks for not less than 20,000 gallons of aviation fuels, 50 gallons of oils and lubricants, and 10,000 gallons of heating fuels together with power lines, pumping, venting and other necessary or desirable facilities as lessee may reasonably require, and access roads for heavy transport between the lessee Improvements (as hereinafter defined) and fuel farm areas and public access roads.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this ___ day of ___________, 1988, and confirm all other portions of the original lease and subsequent addendum the same as if set forth fully herein.

                              OUTAGAMIE COUNTY

                              By:
                                   --------------------------------
                                   John R. Schreiter
                                   County Executive


                              By:
                                   --------------------------------
                                   George H. Schroeder
                                   Board Chairperson

\
                              By:
                                   --------------------------------
                                   James D. Hensel
                                   County Clerk


                              K-C AVIATION, INC.


                              By:
                                   --------------------------------



Approved by:

/s/ Richard L. Hamilton
--------------------------
Richard L. Hamilton
Corporation Counsel
Outagamie County

                         ADDENDUM NO. THREE TO LEASE

                             DATED 9 OCTOBER 1980


     WHEREAS, Outagamie County, a Wisconsin municipal corporation, and K-C Aviation, Inc., a Delaware corporation, have heretofore entered into a certain Lease Agreement dated and executed the 9th day of October 1980 and subsequently modified by Addendum Number One dated the 24th day of December, 1980 and Addendum Number Two dated the 25th day of March, 1988; and

     WHEREAS, said original Lease together with the Addendum presently provide for the letting of 273,090 square feet; and

     WHEREAS, K-C Aviation, Inc., and Outagamie County have agreed to an increase of the leased area of 33,855 square feet, a new total leased area of 306,945 square feet; and

     WHEREAS, the description attached hereto and marked Exhibit "C" is now the revised correct description of the total property being let to K-C Aviation, Inc., under the original Lease and Addenda one and two.

     NOW, THEREFORE, IT IS AGREED that Outagamie County does hereby let unto K-C Aviation, Inc., the property described in Exhibit "C", a total of 306,940 square feet for which rent shall be paid commencing the 1st day of February, 1980; and

     IT IS FURTHER AGREED that in all other respects all terms and conditions of the original Lease are in full force and effect the same as if set forth fully herein.

     Dated this 26 day of January, 1989.


                              OUTAGAMIE COUNTY

                              By:   /s/ John B. Schreiter
                                   ---------------------------
                                   John B. Schreiter
                                   County Executive


                              By:   /s/ George H. Schroeder
                                   ---------------------------
                                   George H. Schroeder
                                   Board Chairperson


                              By:   /s/ James D. Hensel
                                   ---------------------------
                                   James D. Hensel
                                   County Clerk



                              K-C AVIATION, INC.

                              By:   /s/ Richard Emery
                                   ---------------------------
                                   Richard Emery
                                   President


Approved as to form by:

/s/ Richard L. Hamilton
----------------------------------
Richard L. Hamilton, Corp. Counsel
Outagamie County

                              FOURTH ADDENDUM


          THIS FOURTH ADDENDUM is entered into this 22nd day of October, 1996, between OUTGAMIE COUNTY ("LESSOR") and K-C AVIATION INC. ("LESSEE").

                           W I T N E S S E T H :

          WHEREAS, the parties have entered into a Lease on October 9, 1980, (hereinafter the "Lease"), providing for the lease from LESSOR by LESSEE of land situated in the State of Wisconsin, County of Outagamie, Town of Greenville, located at the Outagamie County Airport; and

          WHEREAS, the parties have previously amended the Lease by a First Addendum dated the 24th day of December, 1980, a Second Addendum dated the 25th day of March, 1988, and by a Third Addendum dated the 9th day of October, 1990; and

          WHEREAS, the parties desire to amend the Agreement by this Fourth Addendum; and

          NOW, THEREFORE, in consideration of the mutual benefits, covenants and obligations of the parties contained in the Lease, in the First, Second and Third Addendums, and in this Fourth Addendum, Lessor and Lessee agree to amend the Lease as follows:

          1. Paragraph 2, PREMISES, is amended by adding an additional Exhibit to the Lease designated as Exhibit D which is attached hereto and made a part hereof. Exhibit D describes and provides for additional land leased by LESSEE from LESSOR hereunder and together with the other Exhibits previously added in prior addendums, describe all of the land leased by LESSEE from LESSOR pursuant to the Lease.

          2. The rent for the additional land shall be calculated in accordance with the pricing formula in Paragraph 4, RENTS, of the Lease.

          3. The parties understand and agree that the purpose of amending the Lease to provide for additional land is to enable LESSEE to construct new facilities. The parties agree that such new facilities shall not be included within the definition of Lessee Improvements in Paragraph 5, LESSOR'S CONSTRUCTION OBLIGATION AND LESSEE'S IMPROVEMENTS, of the Lease. Consequently, the parties agree that LESSOR shall have no obligation to purchase new improvements made on the land leased pursuant to this Fourth Addendum in accordance with Paragraph 18, PURCHASE OBLIGATION, but that LESSOR retains the obligation under the Lease to purchase all improvements in existence on the date of this Fourth Addendum. Further, the parties agree that LESSOR shall not have to purchase any improvements constructed after the date hereof on any part of the land described in and subsequently leased by LESSEE from LESSOR pursuant to Paragraph 23, EXPANSION AREA, of the Lease.

          4. Paragraph 18, PURCHASE OBLIGATION, section a., shall be amended by changing the percentage of the market value of Lessee
Improvements which shall constitute the purchase price, from seventy-five percent (75%) to fifty percent (50%).

          5. Only in the event where LESSEE shall not renew the Lease pursuant to Paragraph 3, TERM, at the end of an extension term, LESSEE shall have the right to continue the Lease in accordance with its provisions for a period of up to two (2) years after the end of such extension term in order to allow LESSEE an opportunity to sell all of the LESSEE Improvements (both the improvements which LESSOR shall be required to purchase and the improvements which are to be constructed hereafter which LESSOR shall have no obligation to purchase). LESSOR'S prior written consent shall be required before the sale of the improvements, which consent shall not be unreasonably withheld. Any sale of the improvements shall be subject to the continuance of the present use of the improvements for aviation purposes and to the proof of the financial viability of the purchasing entity. The rent to be paid during such period shall be reduced to fifty percent (50%) of the rent then being paid by LESSEE to LESSOR at the end of such extension term, but only if LESSEE shall not be conducting aviation completion business on the Premises during such period. Should LESSEE be unable to sell the improvements during the period, LESSOR shall be required to purchase the LESSEE Improvements in existence on the date hereof (but not the new improvements as provided for above in paragraph 3) pursuant to paragraph 18, PURCHASE OBLIGATION, with the market value of the improvements to be determined as of the date when LESSEE advises LESSOR that no purchaser can be located and that the Lease shall be considered to have ended. Further, where LESSEE shall be required to structure any sale of the LESSEE Improvements as a part of an assignment or sublease of this Lease, there shall be no change to LESSOR'S obligation to purchase the applicable (as provided for above in paragraph 3) LESSEE Improvements and LESSOR shall purchase such improvements at the end of the Lease from LESSEE's assignee or sublessee. The parties agree that all of the improvements on the land leased hereunder by LESSEE from LESSOR, shall be conveyed and transferred to LESSOR by LESSEE or its assignee or sublessee at the end of the Lease simultaneously with the closing on LESSOR'S purchase of the applicable LESSEE Improvements.

          6. In the first sentence, fourth line of the second paragraph on page 12 of the Lease in Paragraph 18, PURCHASE OBLIGATION, the word
"LESSEE" between the words "requiring" and "to so purchase" shall be deleted and the word "LESSOR" shall be inserted.

          7. LESSOR shall continue snow removal on the existing parking lots on the Premises, except, however, LESSEE shall be responsible for snow removal on any areas within the leased area described in Exhibit D.

          8. LESSOR shall move its fence to outside of the boundaries of the leased area described in Exhibit D.

          9. LESSOR shall reserve and make available fifty (50) parking spaces for use of the construction personnel during the duration of the construction of the new improvements on the leased area described in Exhibit D. LESSEE shall pay for the parking permits for such spaces.

          10. Except as previously amended, the Lease in all other respects shall be unchanged.


          IN WITNESS WHEREOF, the parties have executed this Fourth Amendment upon the date first above written.


OUTAGAMIE COUNTY                             K-C AVIATION INC.


By:                                          By:  /s/ [illegible]
   --------------------------                   ---------------------------
     Title:                                  President
          -------------------


                                             OUTAGAMIE COUNTY

                                        By:    /s/ James P. Schuette
                                             ------------------------------
                                             James P. Schuette
                                             County Executive


                                        By:    /s/ Marvin J. Fox
                                             ------------------------------
                                             Marvin J. Fox
                                             Board Chairman


                                        By:    /s/ James D. Hensel
                                             ------------------------------
                                             James D. Hensel
                                             County Clerk

                                FIFTH ADDENDUM

            THIS FIFTH ADDENDUM is entered into this 19th day of March, 1997, between Outagamie County ("LESSOR") and K-C Aviation Inc., ("LESSEE").

                            W I T N E S S E T H :

            WHEREAS, the parties have entered into a Lease on October 9, 1980, (hereinafter the "Lease"), providing for the lease from LESSOR by LESSEE of land situated in the State of Wisconsin, County of Outagamie, Town of Greenville, located at the Outagamie County Airport; and

            WHEREAS, the parties have previously amended the Lease by a First Addendum dated the 24th day of December, 1980, a Second Addendum dated the 25th day of March, 1988, a Third Addendum dated the 9th day of October, 1990, and by a Fourth Addendum dated the 22nd day of October, 1996; and

            WHEREAS, the parties desire to amend the Agreement by this Fifth Addendum; and

            NOW, THEREFORE, in consideration of the mutual benefits, covenants and obligations of the parties contained in the Lease, in the First, Second, Third and Fourth Addendums, and in this Fifth Addendum, LESSOR and LESSEE agree to amend the Lease as follows:

          1. Paragraph 2, PREMISES, is amended by adding an additional Exhibit to the Lease designated as Exhibit "E" which is attached hereto and made a part hereof. Exhibit "E" describes and provides for additional land leased by LESSEE from LESSOR hereunder and together with the other Exhibits previously added in prior addendums, describe all of the land leased by LESSEE from LESSOR pursuant to the Lease.

          2. The rent for the additional land shall be calculated in accordance with the pricing formula in Paragraph 4, RENTS, of the Lease.

          3. The parties understand and agree that the purpose of amending the Lease to provide for additional land is to enable LESSEE to construct new facilities. The parties agree that such new facilities shall not be included within the definition of LESSEE Improvements in Paragraph 5, LESSOR'S CONSTRUCTION OBLIGATION AND LESSEE'S IMPROVEMENTS, of the Lease. Consequently, the parties agree that LESSOR shall have no obligation to purchase new improvements made on the land leased pursuant to this Fifth Addendum in accordance with Paragraph 18, PURCHASE OBLIGATION, but that LESSOR retains the obligation under the Lease to purchase all improvements in existence on the date prior to the Fourth Addendum. Further, the parties agree that LESSOR shall not have to purchase any improvements constructed after the date hereof on any part of the land described in and subsequently leased by LESSEE from LESSOR pursuant to Paragraph 23, EXPANSION AREA, of the Lease.

          4. Paragraph 18, PURCHASE OBLIGATION, section a., shall be amended by changing the percentage of the market value of LESSEE
Improvements which shall constitute the purchase price, from seventy-five percent (75%) to fifty percent (50%).

          5. Only in the event where LESSEE shall not renew the Lease pursuant to Paragraph 3, TERM, at the end of an extension term, LESSEE shall have the right to continue the Lease in accordance with its provisions for a period of up to two (2) years after the end of such extension term in order to allow LESSEE an opportunity to sell all of the LESSEE Improvements (both the improvements which LESSOR shall be required to purchase and the improvements which are to be constructed which LESSOR shall have no obligation to purchase). LESSOR'S prior written consent shall be required before the sale of the improvements, which consent shall not be unreasonably withheld. Any sale of the improvements shall be subject to the continuance of the present use of the improvements for aviation purposes and to the proof of the financial viability of the purchasing entity. The rent to be paid during such period shall be reduced to fifty percent (50%) of the rent then being paid by LESSEE to LESSOR at the end of such extension term, but only if LESSEE shall not be conducting aviation completion business on the Premises during such period. Should LESSEE be unable to sell the improvements during the period, LESOR shall be required to purchase the LESSEE Improvements in existence on the date of the Fourth Addendum (but not the new improvements as provided for above in paragraph
3) pursuant to Paragraph 18, PURCHASE OBLIGATION, with the market value of the improvements to be determined as of the date when LESSEE advises LESSOR that no purchaser can be located and that the Lease shall be considered to have ended. Further, where LESSEE shall be required to structure any sale of the LESSEE Improvements as a part of an assignment or sublease of this Lease, there shall be no change to LESSOR'S obligation to purchase the applicable (as provided for above in paragraph 3) LESSEE Improvements and LESSOR shall purchase such improvements at the end of the Lease from LESSEE'S assignee or sublessee. The parties agree that all of the improvements on the land leased hereunder by LESSEE from LESSOR, shall be conveyed and transferred to LESSOR by LESSEE or its assignee or sublessee at the end of the Lease simultaneously with the closing on LESSOR'S purchase of the applicable LESSEE Improvements.

          6. In the first sentence, fourth line of the second paragraph on page 12 of the Lease in Paragraph 18, PURCHASE OBLIGATION, the word
"LESSEE" between the words "requiring" and "to so purchase" shall be deleted and the word "LESSOR" shall be inserted.

          7. LESSOR shall continue snow removal on the existing parking lots on the Premises, except, however, LESSEE shall be responsible for snow removal on any areas within the leased area described in Exhibit "E".

          8. LESSOR shall move its fence to outside of the boundaries of the leased area described in Exhibit "E".

          9. LESSOR shall reserve and make available fifty (50) parking spaces for use of the construction personnel during the duration of the construction of the new improvements on the leased area described in Exhibit "E". LESSEE shall pay for the parking permits for such spaces.

          10. LESSEE shall assume financial responsibility for any taxiway alterations directly required by the construction of the paint building upon the land described in the attached Exhibit "E".

          11. Except as previously amended, the Lease in all other respects shall be unchanged.

          IN WITNESS WHEREOF, the parties have executed this Fifth Addendum upon the date first above written.

OUTAGAMIE COUNTY                             K-C AVIATION INC.

By:  /s/ James P. Schuette              By:   /s/ John F. Rahilly
   ------------------------                  --------------------------
     James P. Schuette                       John F. Rahilly

Title:  County Executive               Title:  President


By:  /s/ Marvin J. Fox
   ------------------------
     Marvin J. Fox

Title:  Board Chairman



By:  /s/ James D. Hensel
   ------------------------
        James D. Hensel

Title:  County Clerk